As filed with the United States Securities and Exchange Commission on May 14, 2025.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Renatus Tactical Acquisition Corp I
(Exact name of registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1825 Ponce de Leon Blvd, Suite 260
Coral Gables, FL 33134
Telephone: 645-201-8586
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Eric Swider
Chief Executive Officer
1825 Ponce de Leon Blvd, Suite 260
Coral Gables, FL 33134
Telephone: 645-201-8586
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gil Savir, Esq. Paul Hastings LLP 200 Park Avenue New York, NY 10166 (212) 318-6000	Brandon J. Bortner, Esq. Paul Hastings LLP 2050 M Street NW Washington, DC 20036 (202) 551-1700	Patrick H. Shannon, Esq. R. Charles Cassidy III, Esq. Latham & Watkins LLP 1271 Avenue of the Americas New York, NY 10020 (212) 906-1200

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-285842

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of 4,025,000 additional units of Renatus Tactical Acquisition Corp I, a Cayman Islands exempted company (the “Registrant”), 525,000 of which are subject to purchase upon exercise of the underwriter’s option to purchase additional units of the Registrant, each consisting of one Class A ordinary share and one-half of one redeemable public warrant and the whole public warrants to purchase one Class A ordinary share, as described in the following sentence, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. Each redeemable public whole warrant entitles the holder thereof to purchase one share Class A Common Stock at a price of $11.50 per share, subject to certain adjustments, and only whole warrants are exercisable. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-285842) (the “Prior Registration Statement”), initially filed by the Registrant on March 14, 2025, as amended by Amendment No. 1 filed with the Commission on April 21, 2025, by Amendment No. 2 filed with the Commission on May 6, 2025, and by Amendment No. 3 filed with the Commission on May 9, 2025 and by Amendment No. 4 filed with the Commission on May 13, 2025, and declared effective by the Securities and Exchange Commission on May 14, 2025. The required opinions of counsels and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Securities and Exchange Commission (the “Commission”) that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of May 15, 2025), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than May 15, 2025.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (SEC File No. 333-285842) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description

5.1	Opinion of Maples and Calder (Cayman) LLP

5.2	Opinion of Paul Hastings LLP

23.1	Consent of Adeptus Partners, LLC

23.2	Consent of Maples and Calder (Cayman) LLP (included in Exhibit 5.1)

23.3	Consent of Paul Hastings LLP (included in Exhibit 5.2)

107	Filing Fee Table

24	Power of Attorney (included in signature page to the Registrant’s Prior Registration Statement (File No. 333-285842), filed March 14, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 14th day of May, 2025.

Renatus Tactical Acquisition Corp I

By:	/s/ Eric Swider
	Name:	Eric Swider
	Title:	Chief Executive Officer

Signature	Position	Date

/s/ Eric Swider	Chief Executive Officer	May 14, 2025
Eric Swider	(Principal Executive Officer)

/s/ Ian Rhodes	Chief Financial Officer	May 14, 2025
Ian Rhodes	(Principal Financial and Accounting Officer)